Exhibit 99.1
Hercules Capital Announces the Appointment of Alfred B. Fichera to Its Board of Directors

SAN MATEO, Calif., September 17, 2026 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules,” “Hercules Capital,” or the “Company”), the largest and leading specialty financing provider to innovative venture, growth and established stage companies backed by some of the leading and top-tier venture capital and select private equity firms, today announced that Alfred B. Fichera was appointed to serve as an independent member of its board of directors, effective September 17, 2026. Mr. Fichera is an experienced audit and accounting professional and board director with more than 40 years across the financial services and asset management industries.
Mr. Fichera will serve on the Company’s Audit Committee.
“As we continue to expand and scale our platform, Al’s deep industry experience and financial expertise will be a valuable addition to our Board of Directors,” said Scott Bluestein, chief executive officer and chief investment officer of Hercules. “We are pleased to welcome Al to our board and look forward to his contributions.”
Mr. Fichera served in various capacities for KPMG LLP from 1982 until his retirement in 2019, including as Global Head of Alternative Investments, National Asset Management Leader, National Partner-in-Charge of Alternative Investments, and as an Audit Partner for nearly 25 years. Since 2021, Mr. Fichera has served as an expert witness for asset management organizations involving matters including valuation, board governance and SEC filings. Mr. Fichera serves on several non-profit boards and councils, and acts as a speaker, moderator and panelist on a variety of conferences relating to audit and accounting matters.
Since September 2025, Mr. Fichera has served as an independent director and chair of the audit committee of Warburg Pincus Access Fund, L.P.
Mr. Fichera holds a BS in Accounting from Merrimack College and is a licensed CPA (inactive) in New York and Massachusetts.
About Hercules Capital, Inc.
Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology and life sciences industries. Since inception (December 2003), Hercules has committed more than $28 billion to over 700 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call (650) 289-3060.

Exhibit 99.1
Hercules, through its wholly owned subsidiary business, Adviser Subsidiary, also maintains an asset management business through which it manages investments for external parties (“Adviser Funds”). The Adviser Subsidiary is registered as an investment adviser under the Investment Advisers Act of 1940.
Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has one retail bond issuance of 6.25% Notes due 2033 (NYSE: HCXY).
Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and should not be relied upon in making any investment decision. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. While we cannot identify all such risks and uncertainties, we urge you to read the risks discussed in our Annual Report on Form 10-K and other materials that we publicly file with the Securities and Exchange Commission. Any forward-looking statements made in this press release are made only as of the date hereof. Hercules assumes no obligation to update any such statements in the future.
Contact:
Michael Hara
Investor Relations and Corporate Communications
Hercules Capital, Inc.
(650) 433-5578
mhara@htgc.com